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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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/x/	Definitive proxy statement
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/ /	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
VALENTIS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VALENTIS, INC.
863A MITTEN ROAD
BURLINGAME, CALIFORNIA 94010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 13, 2001

To the Stockholders of VALENTIS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VALENTIS, INC., a Delaware corporation (the "Company"), will be held on Thursday, December 13, 2001, at 10:00 a.m. local time at the offices of the Company, 863A Mitten Road, Burlingame, California 94010 for the following purposes:

      1.  To elect two directors to hold office until the 2004 Annual Meeting of Stockholders.

      2.  To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock from 55 million shares to 75 million shares.

      3.  To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending June 30, 2002.

      4.  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on October 31, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                      By Order of the Board of Directors

                      Alan C. Mendelson
                      Secretary

Burlingame, California
November 12, 2001

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

VALENTIS, INC.
863A MITTEN ROAD
BURLINGAME, CALIFORNIA 94010

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 13, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Valentis, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, December 13, 2001, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of the Company, 863A Mitten Road, Burlingame, California 94010. The Company intends to mail this proxy statement and accompanying proxy card on or about November 13, 2001, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock of the Company, par value $0.001 per share (the "Common Stock") beneficially owned by others to forward to such beneficial owners. The Company has retained Corporate Investor Communications, Inc. to assist in the proxy solicitation for a customary fee plus expenses. In addition, the Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on October 31, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on October 31, 2001, the Company had outstanding and entitled to vote 29,925,724 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Abstentions, withheld votes and broker non-votes will not affect the election of directors. All other proposals require the favorable vote of the majority of the votes present in person or represented by proxy and entitled to vote on a particular proposal.

    Any proxy that is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted as follows: (1) FOR the election of all nominees for directors named in the proxy; (2) FOR the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock; (3) FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending June 30, 2002, and (4) as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the item not marked. The Company believes that the tabulation procedures to be followed by the inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 863A Mitten Road, Burlingame, California 94010, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

    Proposals of stockholders that are intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Company not later than July 15, 2002, in order to be included in the proxy statement and proxy relating to that Annual Meeting. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

    The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of Directors is presently composed of eight members. There are two directors in the class whose term of office expires in 2001. Both of the nominees previously served on the boards of the two companies, Megabios Corporation and GeneMedicine, Inc., that merged in March 1999 to form the Company, and have served continuously on the Company's Board of Directors since that time. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    Set forth below is certain biographical information, as of October 31, 2001, for each person nominated and each person whose term of office as a director will continue after the Annual Meeting:

Nominees for Election for a Three-Year Term Expiring at the 2004 Annual Meeting of Stockholders

Benjamin F. McGraw, III, Pharm.D.

    Benjamin F. McGraw, III, Pharm.D., 52, has served as the Company's President and Chief Executive Officer and Chairman since September 1994, when he joined Megabios as its President, Chief Executive Officer and Chairman. In March 1999, Megabios merged with GeneMedicine to form Valentis. In August 1999, Valentis merged with PolyMASC Pharmaceuticals, plc. Prior to Megabios, Dr. McGraw gained experience in R&D as Vice-President, Development for Marion and Marion, Merrell Dow; in business development as Corporate Vice-President, Corporate Development at Allergan, Inc.; and in finance as President of Carerra Capital Management. Dr. McGraw also serves on the board of directors of ISTA Pharmaceuticals. Dr. McGraw received his Doctor of Pharmacy from the University of Tennessee Center for the Health Sciences, where he also completed a clinical practice residency.

Arthur M. Pappas

    Arthur M. Pappas, 54, has served as a director of the Company since March 1999. From January 1995 to March 1999, Mr. Pappas served as a director of GeneMedicine. Mr. Pappas is Chairman and Chief Executive Officer of A. M. Pappas & Associates, LLC, which he founded in 1994, an international advisory services, investment and venture company that works with life science companies, products and related technologies. Mr. Pappas is a director of publicly-traded Quintiles Transnational Corp., a contract research, sales and marketing organization, Embrex, Inc., a research and development company specializing in poultry in-the-egg delivery systems, and AtheroGenics, Inc., a biopharmaceutical company focused on research and development of genes that regulate atherosclerosis and cancer. Mr. Pappas received a B.S. in biology from Ohio State University and an M.B.A. in finance from Xavier University.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE IN PROPOSAL 1.

Directors Continuing in Office Until the 2002 Annual Meeting of Stockholders

Stanley T. Crooke, M.D., Ph.D.

    Stanley T. Crooke, M.D., Ph.D., 56, has served as a director of the Company since March 1999. He previously served as a director of GeneMedicine, the biotechnology company that merged with Valentis in March 1999, from March 1992 to March 1996, and as Chairman of the Board of GeneMedicine from March 1996 to March 1999. Dr. Crooke has been Chief Executive Officer and a director of Isis Pharmaceuticals, Inc., a biotechnology company, since he co-founded Isis in January 1989, and he has served as Chairman of the Board of Isis since February 1991. Dr. Crooke is a member of the Board of Directors of Idun Pharmaceuticals, Inc., SYNSORB Biotech, Inc., Axon Instruments, Inc., EPIX Medical Inc. and Isis Pharmaceuticals, Inc. Dr. Crooke received a Ph.D. in Pharmacology and an M.D. from Baylor College of Medicine, where he served for a number of years as Adjunct Professor of Pharmacology. He currently serves as Adjunct Professor of Pharmacology at the University of California, San Diego.

Patrick G. Enright

    Patrick G. Enright, 39, has served as a director of the Company since March 1998. Since March 1998, Mr. Enright has been a managing member of Diaz & Altschul Group, LLC, a privately held merchant bank. From March 1995 to February 1998, Mr. Enright served in various executive positions at the Company, including Senior Vice President, Corporate Development and Chief Financial Officer. From September 1993 to June 1994, Mr. Enright was Senior Vice President of Finance and Business Development for Boehringer Mannheim Therapeutics, a pharmaceutical company and a subsidiary of Corange Ltd. From September 1989 to September 1993, Mr. Enright was employed at PaineWebber Incorporated, an investment banking firm, where he became a Vice President in January 1992. Mr. Enright received his M.B.A. from the Wharton School of Business at the University of Pennsylvania and his B.S. in biological sciences from Stanford University.

Alan C. Mendelson

    Alan C. Mendelson, 53, has served as a director of the Company since February 2001 and as Secretary of the Company since March 2000. Mr. Mendelson is a senior partner of Latham & Watkins, a private law firm and has been with that firm since May 2000. Previously, Mr. Mendelson was with Cooley Godward LLP, a private law firm, for 27 years and served as the managing partner of its Palo Alto office from May 1990 to March 1995 and from November 1996 to October 1997. Mr. Mendelson served as Acting General Counsel of Cadence Design Systems, Inc., an electronic design automation software company, from November 1995 to June 1996. Mr. Mendelson previously served as Secretary and Acting General Counsel of Amgen, Inc., a biopharmaceutical company, from April 1990 to March 1991. Mr. Mendelson is currently a director of Aviron, Axys Pharmaceuticals, Inc. and USSeach.com, Inc. Mr. Mendelson received his J.D. from Harvard Law School and his A.B. in political science from the University of California, Berkeley.

Directors Continuing in Office Until the 2003 Annual Meeting of Stockholders

Raju Kucherlapati, Ph.D.

    Raju Kucherlapati, Ph.D., 58, has served as a director of the Company since March 1995. Dr. Kucherlapati has served as the Lola and Saul Kramer Professor and Chairman of the Department of Molecular Genetics at Albert Einstein College of Medicine since 1989. Dr. Kucherlapati is a founder of both Cell Genesys, Inc., a biotechnology company and Millennium Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Kucherlapati serves on the boards of directors of Abgenix, Inc., a biopharmaceutical company, and Millennium Pharmaceuticals, Inc. Dr. Kucherlapati received his Ph.D. in genetics from the University of Illinois.

Bert W. O'Malley, M.D.

    Bert W. O'Malley, M.D., 64, has served as a director of the Company since March 1999. Dr. O'Malley co-founded GeneMedicine and served as one of its directors from April 1998 to March 1999. Dr. O'Malley has been Chairman of the Department of Molecular and Cellular Biology at Baylor College of Medicine and a Director of the Baylor Center for Population Research and Reproductive Biology since 1973. He is a member of the National Academy of Science and the Institute of Medicine and is the author of more than 500 scientific publications. Dr. O'Malley's scientific work includes major achievements in the areas of medical endocrinology and reproduction with potentially broad application to the diagnosis of human genetic diseases and the treatment of breast and prostatic cancer. His work includes the invention of the Company's proprietary GeneSwitch™ technology for the genetic regulation of therapeutic proteins. Dr. O'Malley holds a B.S. in psychology/chemistry and an M.D. degree from the University of Pittsburgh.

Mark McDade

    Mark McDade, 46, has served as a director of the Company since May 2000. Since January 2001, Mr. McDade has been the Chief Executive Officer of Signature BioScience, Inc., a privately-held company focused on drug discovery. Mr. McDade was the President and Chief Operating Officer of Corixa Corporation, a developer of immunotherapeutic products through 2000. As a co-founder of Corixa in September 1994, he served as its Chief Operating Officer since that company's inception. Prior to Corixa, Mr. McDade held various management positions at Boehringer Mannheim and Sandoz Ltd. Mr. McDade serves on the board of directors of Corixa Corporation. Mr. McDade earned an M.B.A. from the Harvard University Graduate School of Business and a B.A. in history from Dartmouth College.

Board Committees and Meetings

    The Board of Directors held twelve meetings during the fiscal year ended June 30, 2001. During the fiscal year, the Board had an Audit Committee and a Compensation Committee.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee also meets with the Company's independent auditors to review the Company's quarterly financial results and to discuss the results of the independent auditors' quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted accounting procedures. The Audit Committee is composed of three non-employee directors: Mr. Enright, Mr. McDade and Mr. Pappas. The Audit Committee met five times during the fiscal year ended June 30, 2001.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Drs. Crooke and Kucherlapati and Mr. Pappas. The Compensation Committee met three times during the last fiscal year.

    During the fiscal year ended June 30, 2001, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

Compensation of Directors

    Each non-employee director of the Company receives a quarterly retainer of $3,000 and a per meeting fee of $1,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

    Under the Company's 1998 Non-Employee Directors' Stock Option Plan, on the date of the annual stockholders' meeting of each year, each non-employee director will automatically be granted, without further action by the Company, its stockholders or the Board of Directors, an option to purchase 10,000 shares of Common Stock. In addition, each new non-employee director will receive a one time grant to purchase 25,000 shares of Common Stock on the date of the annual stockholders' meeting at which such new director is elected to the Board of Directors. The exercise price of the options granted to the non-employee directors is 100% of the fair market value of the Common Stock on the date of the option grant.

Compensation Committee Interlocks and Insider Participation

    During the year ended June 30, 2001, none of the Company's executive officers served on the board of any entities whose directors or officers serve on the Company's Compensation Committee. No current or former executive officer or employee of the Company serves on the Compensation Committee.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

General

    The Board of Directors has approved and adopted, subject to stockholders' approval, an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate"), in substantially the form attached to this proxy statement as Exhibit A. The proposed amendment to the Restated Certificate provides for an increase in the Company's authorized capital stock from 55 million shares to 75 million shares, increasing the authorized Common Stock from 45 million shares to 65 million shares. If the amendment to the Restated Certificate is approved, it will become effective upon filing with the Secretary of State of the State of Delaware.

    At October 29, 2001, there were 29,925,724 shares of Common Stock outstanding and 31,500 shares of Preferred Stock outstanding. At the same date, an aggregate of 10,832,687 shares of Common Stock were reserved for issuance upon (a) exercise of outstanding options granted under the Company's stock option plans, (b) conversion of the outstanding Series A Convertible Redeemable Preferred Stock and dividends payable thereon, (c) exercise of outstanding warrants, (d) exercise of rights under the Company's employee stock purchase plan, (e) shares for matching employee contributions in the Company's 401(k) plan, and (f) conversion of the shares of PolyMASC Pharmaceuticals plc in connection with our acquisition of that company. In order to be able to finance the Company's continuing operations we may issue securities in the future, including shares of Common Stock and/or securities convertible into shares of Common Stock. We are proposing to increase the authorized capital stock, in part, to ensure that sufficient shares are available to consummate any future financing transactions.

    The additional Common Stock to be authorized by approval of the amendment to the Restated Certificate would have identical rights to the Company's currently outstanding Common Stock. The increase to the Common Stock, and any issuance thereof, will not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects that are incidental to the increase, such as dilution of the earning per share and voting rights of current holders of Common Stock.

    Of the 10 million shares of preferred stock authorized under the Restated Certificate, 31,800 shares are designated Series A Preferred Stock. The remaining 9,968,200 shares of preferred stock are not currently designated, subject to the power of the Board of Directors to designate additional series in its discretion from time to time.

Stockholder Approval

    Approval of Proposal No. 2 by the requisite stockholder vote is necessary to provide us with the financial flexibility to seek additional financing to continue to fund our ongoing business operations. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock will be required to approve the amendment to the Company's Restated Certificate. As a result, abstentions and broker non-votes will have the same effect as negative votes. If Proposal No. 2 is not approved, the Company may not be able to complete future financing transactions necessary to continue its current business operations.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

    Audit Fees:  The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year were $154,330.

    All Other Fees:  The aggregate fees billed for services rendered by the Company's principal accountants, other than those described above, for the fiscal year ended June 30, 2001 were $67,180. These fees include audited related fees of $31,930 and non-audited related fees of $35,250.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 31, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

BENEFICIAL OWNERSHIP

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
Stanley T. Crooke, M.D., Ph.D. (2)	54,317	*
Patrick G. Enright (3)	329,499	1.10
Alan C. Mendelson (4)	2,100	*
Raju Kucherlapati, Ph.D. (5)	51,666	*
Mark McDade (6)	19,895	*
Benjamin F. McGraw, III, Pharm.D. (7)	536,257	1.79
Bert W. O'Malley, M.D. (8)	79,767	*
J. Tyler Martin, Sr., M.D. (9)	80,114	*
Arthur M. Pappas (10)	41,184	*
Alain Rolland, Pharm.D., Ph.D. (11)	172,969	*
Margaret M. Snowden (12)	45,762	*
Bennet L. Weintraub (13)	131,037	*
All executive officers and directors as a group (12 persons)	1,544,567	5.16

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 29,925,724 shares outstanding on October 31, 2001, adjusted as required by rules promulgated by the SEC.

(2)
Represents: 54,317 shares issuable upon the exercise of stock options granted to Dr. Crooke that are currently exercisable or exercisable within 60 days of October 31, 2001. Excludes 7,813 shares issuable upon exercise of stock options granted to Dr. Crooke that are not currently exercisable and will not be exercisable within 60 days of October 31, 2001.

(3)
Represents: (i) 126,599 shares owned by Mr. Enright; (ii) 8,500 shares held in trust for the benefit of one Mr. Enright's children for which Mr. Enright and his spouse serve as co-trustees; (iii) 7,400 share held in trust for the benefit of one of Mr. Enright's children for which Mr. Enright and his spouse serve as co-trustees; (iv) 2,000 shares held in a partnership of which Mr. Enright is a general partner; (v) 105,000 shares issuable upon exercise of a currently-exercisable warrant issued to Diaz & Altschul Group, LLC, of which Mr. Enright is a managing member; and (vi) 80,000 shares issuable upon the exercise of stock options granted to Mr. Enright that are currently exercisable or exercisable within 60 days of October 31, 2001.

(4)
Represents: 2,100 shares owned by Mr. Mendelson. Excludes 25,000 shares issuable upon exercise of stock options granted to Mr. Mendelson that are not currently exercisable and will not be exercisable within 60 days of October 31, 2001.

(5)
Represents: (i) 8,333 shares owned by Dr. Kucherlapati; and (ii) 43,333 shares issuable upon the exercise of stock options granted to Dr. Kucherlapati that are currently exercisable or exercisable within 60 days of October 31, 2001.

(6)
Represents: 19,895 shares issuable upon the exercise of stock options granted to Mr. McDade that are currently exercisable or exercisable within 60 days of October 31, 2001. Excludes 15,105 shares issuable upon exercise of stock options granted to Mr. McDade that are not currently exercisable and will not be exercisable within 60 days of October 31, 2001.

(7)
Represents: (i) 46,332 shares owned by Dr. McGraw; (ii) 315,148 shares and 12,112 shares held in an irrevocable trust and in a children's trusts, respectively, for the benefit of Dr. McGraw's children for which Dr. McGraw and his spouse serve as co-trustees; (iii) 162,338 shares issuable upon the exercise of stock options granted to Dr. McGraw that are currently exercisable or exercisable within 60 days of October 31, 2001; and (iv) 327 shares contributed in fiscal 2001 as a matching grant from the Company to Dr. McGraw's 401(k) plan. Excludes 210,162 shares issuable upon exercise of stock options granted to Dr. McGraw that are not currently exercisable and will not be exercisable within 60 days of October 31, 2001.

(8)
Represents: 79,767 shares issuable upon the exercise of stock options granted to Dr. O'Malley that are currently exercisable or exercisable within 60 days of October 31, 2001. Excludes 7,813 shares issuable upon exercise of stock options granted to Dr. O'Malley that are not currently exercisable and will not be exercisable within 60 days of October 31, 2001.

(9)
Represents: (i) 6,448 shares owned by Dr. Martin; and (ii) 73,666 shares issuable upon the exercise of stock options granted to Dr. Martin that are currently exercisable or exercisable within 60 days of October 31, 2001. Excludes 159,334 shares issuable upon exercise of stock options granted to Dr. Martin that are not currently exercisable and will not be exercisable within 60 days of October 31, 2001.

(10)
Represents: (i) 3,997 shares owned by Mr. Pappas; and (ii) 37,187 shares issuable upon the exercise of stock options granted to Mr. Pappas that are currently exercisable or exercisable within 60 days of October 31, 2001. Excludes 7,813 shares issuable upon exercise of stock options granted to Mr. Pappas that are not currently exercisable and will not be exercisable within 60 days of October 31, 2001.

(11)
Represents: (i) 26,466 shares owned by Dr. Rolland; (ii) 146,135 shares issuable upon the exercise of stock options granted to Dr. Rolland that are currently exercisable or exercisable within 60 days of October 31, 2001; and (iii) 368 shares contributed in fiscal 2001 as a matching grant from the Company to Dr. Rolland's 401(k) plan. Excludes 126,551 shares issuable upon exercise of stock options granted to Dr. Rolland that are not currently exercisable and will not be exercisable within 60 days of October 31, 2001.

(12)
Represents: (i) 8,721 shares owned by Ms. Snowden; (ii) 36,673 shares issuable upon the exercise of stock options granted to Ms. Snowden that are currently exercisable or exercisable within 60 days of October 31, 2001; and (iii) 368 shares contributed in fiscal 2001 as a matching grant from the Company to Ms. Snowden's 401(k) plan. Excludes 87,993 shares issuable upon exercise of stock options granted to Ms. Snowden that are not currently exercisable and will not be exercisable within 60 days of October 31, 2001.

(13)
Represents: (i) 17,118 shares owned by Mr. Weintraub; (ii) 113,551 shares issuable upon the exercise of stock options granted to Mr. Weintraub that are currently exercisable or exercisable within 60 days of October 31, 2001; and (iii) 368 shares contributed in fiscal 2001 as a matching grant from the Company to Mr. Weintraub's 401(k) plan. Excludes 62,824 shares issuable upon exercise of stock options granted to Mr. Weintraub that are not currently exercisable and will not be exercisable within 60 days of October 31, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 2001, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

EXECUTIVE OFFICERS OF THE COMPANY

    The names of the executive officers of the Company, their ages as of October 31, 2001 and certain other information about them are set forth below (unless set forth elsewhere in this Proxy Statement):

Name	Age	Position	Officer Since
Benjamin McGraw, III, Pharm.D.	52	President, Chief Executive Officer and Chairman	September 1997
Bennet L. Weintraub	47	Chief Financial Officer and Vice President, Finance	May 1998
J. Tyler Martin, Sr., M.D.	42	Sr. Vice President, Development	July 2000
Alain Rolland, Pharm.D., Ph.D.	41	Sr. Vice President, Preclinical Research and Development	January 2000
Margaret M. Snowden	42	General Counsel	March 2000

Bennet L. Weintraub

    Bennet L. Weintraub, has served as Chief Financial Officer and Vice President Finance of the Company since May 1998. From March 1996 to May 1998, Mr. Weintraub was Chief Financial Officer and Vice President Finance and Administration for Technology Modeling Associates, a software company. From September 1993 to March 1996, he was employed as Director of Finance by Metra Biosystems, a bone diagnostics company, and from September 1987 to September 1993, he was Controller at Advanced Polymer Systems, a drug delivery company. Mr. Weintraub received his M.B.A. from Harvard University Graduate School of Business and his B.A. in mathematical economics from Pomona College, and is a certified public accountant in California.

J. Tyler Martin, Sr., M.D.

    J. Tyler Martin, Sr., M.D. has served as our Senior Vice President, Development since July 2001. Dr. Martin joined the Company as Vice President, Clinical Development and Regulatory Affairs in July 2000. From December 1997 to July 2000, Dr. Martin was Executive Director, Clinical Research and Development at the SyStemix/GTI unit of Novartis, AG. Prior to SyStemix/GTI, Dr. Martin served as Director, Antiviral Clinical Research at Parke-Davis Inc. from April 1997 to November 1997 and as Associate Director of Clinical Research at Chiron Corp. from February 1994 to April 1997. Dr. Tyler received an M.D. from the University of Nebraska and a B.S. in chemistry from the University of Nebraska (Kearney).

Alain Rolland, Pharm.D., Ph.D.

    Alain Rolland, Pharm.D., Ph.D. has served as our Senior Vice President, Preclinical Research and Development since April 2001. Dr. Rolland joined the Company as Vice President, Research and Development and Center Head, The Woodlands, upon completion of the merger with GeneMedicine, Inc. in March 1999. Dr. Rolland previously had been Vice President, Research of GeneMedicine since February 1998, Vice President, Gene Delivery Sciences from November 1996 to February 1998 and Director, Gene Delivery Sciences from June 1993 to November 1996. Prior to joining GeneMedicine in 1993, Dr. Rolland worked in drug delivery research at Ciba-Geigy Pharmaceuticals and more recently was Head of the Formulation Research Group at the International Centre for Dermatological Research (CIRD Galderma) in France. Dr. Rolland has received numerous international and national awards for scholarship. Dr. Rolland holds a Pharm.D. and a Ph.D. degree in pharmaceutical sciences and a D.E.A. in pharmacokinetics and biopharmaceuticals from Rennes University in France.

Margaret M. Snowden

    Margaret M. Snowden has served as General Counsel since October 2001. From March 2000 to October 2001, Ms. Snowden served as Vice President, Intellectual Property and Legal Affairs of the Company. Ms. Snowden joined the Company in April 1996 and served previously as Corporate Counsel, Intellectual Property and Licensing. From October 1993 to April 1996, Ms. Snowden was a patent attorney with SyStemix, Inc., a biotechnology company and a subsidiary of Sandoz, Ltd. Ms. Snowden received her J.D. from Boalt Hall School of Law at the University of California, Berkeley, and her B.S. and M.S. in cell and molecular biology from Florida Institute of Technology.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

    The following table shows for the fiscal years ended June 30, 2001, 2000 and 1999, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at June 30, 2001 (the "Named Executive Officers"):

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus	Other Annual Compensation(1)	Securities Underlying Options/SARs	All Other Compensation(2)
Benjamin F. McGraw, III, Pharm.D. President, Chief Executive Officer and Chairman	2001 2000 1999	$322,081 304,484 318,425		$91,155 50,000 30,000	— — —	95,000 107,500 60,000	$1,380 1,150 1,790
Bennet L. Weintraub Chief Financial Officer and Vice President, Finance	2001 2000 1999	$189,176 182,379 172,622		$30,317 20,000 —	— — —	30,000 39,375 —	$590 470 613
J. Tyler Martin, Sr., M.D. Senior Vice President, Development (3)	2001	$199,013		—	—	170,000	$427
Alain Rolland, Pharm.D., Ph.D. Senior Vice President, Preclinical Research and Development	2001 2000 1999	$235,065 216,633 50,372	(4)	$41,663 — 20,000	— —	75,000 69,614 37,508	$501 381 991
Margaret M. Snowden General Counsel	2001 2000 1999	$185,300 151,013 125,525		$24,663 — —	— —	10,000 46,400 —	$383 271 124

(1)
As permitted by rules promulgated by the SEC, no amounts are shown where the amounts constitute perquisites and do not exceed the higher of 10% of the sum of the salary and bonus column and $50,000.

(2)
Represents insurance premiums paid by the Company with respect to group life insurance for the benefit of the Named Executive Officers.

(3)
Dr. Martin joined the Company in July 2000.

(4)
Represents actual compensation received by Dr. Rolland during fiscal year ended June 30, 1999. Dr. Rolland joined the Company in March 1999. His annualized salary for fiscal year ended June 30, 1999 was $215,391.

STOCK OPTION GRANTS AND EXERCISES

    The Company grants options to its executive officers under its 1997 Equity Incentive Plan and its 2001 Nonstatutory Incentive Plan. As of September 30, 2001, options to purchase a total of 3,825,156 shares were outstanding under the Incentive Plans and options to purchase 4,722,760 shares remained available for grant thereunder.

    The following tables show for the fiscal year ended June 30, 2001, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

Option Grants in Fiscal Year Ended June 30, 2001

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Number of Securities Underlying Option Granted (#)	% of Total Options Granted to Employees in Fiscal Year(2)
Name			Exercise of Base Price ($/sh) (#)(3)	Expiration Date
					5% ($)	10% ($)
Benjamin F. McGraw, III, Pharm.D.	20,792	1.56%	$9.25	7/13/10	$120,953	$306,518
	74,208	5.58	9.25	7/13/10	431,688	1,093,983
Bennet L. Weintraub	16,752 13,248	1.26 1.00	9.25 9.25	7/13/10 7/13/10	97,451 77,067	246,960 195,304
J. Tyler Martin, Sr., M.D.	47,056 122,944	3.54 9.24	8.50 8.50	7/23/10 7/23/10	251,543 657,210	637,459 1,665,499
Alain Rolland, Pharm.D, Ph.D.	9,375 20,625 19,436 25,564	.70 1.55 1.46 1.92	4.56 4.56 9.25 9.25	3/20/11 3/20/11 7/13/10 7/13/10	26,885 59,148 113,065 148,713	68,132 149,891 286,528 376,867
Margaret M. Snowden	1,459 8,541	.11 .64	9.25 9.25	7/13/10 7/13/10	8,487 49,685	21,509 125,912

(1)
Reflects the value of the stock option on the date of grant assuming (i) for the 5% column, a five-percent annual rate of appreciation in the Company's Common Stock over the ten-year term of the option and (ii) for the 10% column, a ten-percent annual rate of appreciation in the Company's Common Stock over the ten-year term of the option, in each case without discounting to net present value and before income taxes associated with the exercise. The 5% and 10% assumed rates of appreciation are based on the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. The amounts in this table may not necessarily be achieved.

(2)
Based on options to purchase 1,330,743 shares of the Company's Common Stock granted in fiscal year ended June 30, 2001.

(3)
All options were granted at the fair market value at the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at June 30, 2001 (#) Exercisable/Unexercisable	Value of Unexercised In- the-Money Options at June 30, 2001 (2) ($) Exercisable/Unexercisable
Benjamin F. McGraw III, Pharm.D.	—	—	103,656 / 158,844	$62,582 / $40,544
Bennet L. Weintraub	—	—	86,459 / 62,916	$18,595 / $10,937
J. Tyler Martin, Sr., M.D.	—	—	0 / 170,000	$0 / $0
Alain Rolland, Pharm.D., Ph.D	—	—	116,733 / 119,953	$66,661 / $93,307
Margaret M. Snowden	—	—	26,332 / 41,334	$37,346 / $22,168

(1)
Fair market value of the Company's Common Stock on date of exercise minus the exercise price.

(2)
Fair market value of the Company's Common Stock on June 30, 2001 was $6.25 minus the exercise price of the options.

CERTAIN TRANSACTIONS

    In December 2000, the Company paid a fee of $785,000 and issued a warrant to purchase 105,000 shares of Common Stock to Diaz & Altschul Group, LLC, in consideration for its services as a financial advisor and placement agent in connection with the private placement of an aggregate of $31,500,000 worth of the Company's Series A Convertible Redeemable Preferred Stock. Mr. Enright, one of the Company's directors, is a managing member of Diaz & Altschul Group, LLC.

    For the fiscal year ended June 30, 2001, the Company paid an aggregate of $291,280 to the law firm of Latham & Watkins for the provision of legal services during that period. Mr. Mendelson, one of the Company's directors, is a partner of Latham & Watkins.

    The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's By-laws.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT1

    The Compensation Committee of the Board of Directors (the "Committee") is composed of Drs. Crooke, Kucherlapati and Mr. Pappas, none of whom are currently officers or employees of the Company. The Committee is responsible for establishing the Company's compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels, as the Board requests.

EXECUTIVE COMPENSATION

    We design our executive compensation programs to attract and retain executives who can lead Valentis to meet its business objectives and to motivate them to enhance long-term stockholder value. The executive officers' annual compensation consists of three elements: cash salary, a cash incentive bonus and stock option grants.

    To determine fair compensation, the Committee reviews historical and current salary, bonus and stock award information for other comparable companies in similar geographic areas and at similar stages of growth and development. The group of comparable companies is not necessarily the same as the companies included in the market indices included in the performance graph on page 20. The Committee also reviews a variety of industry surveys throughout the year, which provide additional information about short and long-term executive compensation. Based in part on this information, the Committee generally sets salaries, including that of the Chief Executive Officer, at levels comparable to competitive companies of comparable size in similar industries. We structure our management bonus program around both individual and Company performance. We base the total size of the bonus pool on our success in meeting performance goals for the year, accounting for changes the Committee discussed and agreed to during the course of the year.

    We use the stock option program to give management employees a substantial economic interest in the long-term appreciation of our Common Stock. We grant existing members of management new options on an annual basis to provide a continuing financial incentive. The size of the option grant is related to the executive's position and performance in the previous year.

KEY ACCOMPLISHMENTS FOR FISCAL 2001

    We had the following achievements during Fiscal 2001 to further advance our business objectives:

    •
    We reported that a review of the results of all 80 patients in the Phase IIb clinical trial of its IL-2 Genemedicine™ product were consistent with the positive results seen in the interim analysis released in June.

    •
    We filed an Investigational New Drug application with the Food Drug Administration for Intravenous Interleukin-2 Genemedicine™ product for patients with cancers of the lung. We also initiated patient enrollment and dosing.

(1)
Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports of the compensation and audit committees and the performance graph on page 20 shall not be incorporated by reference into any such filings.

  •
  We filed an Investigational New Drug application with the Food Drug Administration for our proprietary Del-1 angiogenesis Genemedicine™ product for patients with peripheral arterial disease. We also initiated patient enrollment and dosing.

    •
    We licensed our proprietary GeneSwitch™ gene regulation technology on a non-exclusive basis to Wyeth-Ayerst Laboratories, the pharmaceutical division of American Home Products, GlaxoSmithKline, Lexicon Genetics and Pfizer, Inc. for functional genomics research.

    •
    We were issued U.S. Patent Number 6,132,763 for PEGylated liposomes (liposomes having PEG chains attached). In April 2001, Valentis's wholly-owned subsidiary, PolyMASC Pharmaceuticals, filed a lawsuit against Alza Corporation (subsequently acquired by Johnson & Johnson Inc.) for patent infringement based on Alza's manufacture and sale of its liposomal products, Doxil® and Caelyx®. The lawsuit was filed in the U.S. District Court in Delaware and alleges infringement of U.S. Patent Number 6,132,763, titled "Liposomes." PolyMASC is seeking monetary damages and enhanced damages should the court find that Alza's infringement was willful.

    •
    We fully integrated the operations of Megabios and GeneMedicine to form Valentis, Inc. and we changed Valentis from a technology focus to a product focus. This has resulted in the development of a very deep portfolio of clinical candidates.

    •
    We transferred our research and development for PEGylation technologies to our facility in Texas from London, England.

    •
    We advanced our Del-1 Genemedicine™ product in pre-clinical product development for treatment of coronary artery diseases.

    •
    We advanced our PINC™ polymer system for the delivery of gene therapy products to muscle.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Dr. McGraw's salary during fiscal year ended June 30, 2001 as President, Chief Executive Officer and Chairman was $322,081. Following the Committee's review of Dr. McGraw's performance and the Company's performance during fiscal year ended June 30, 2001, the Committee set Dr. McGraw's annual salary for fiscal year ending June 30, 2002 at $338,185. In addition, the Compensation Committee approved a bonus of $96,624 in July 2001 for Dr. McGraw. In July 2001, the Committee approved a stock option grant for 110,000 shares of Common Stock for Dr. McGraw, which is within the guidelines for the Chief Executive Officer under our annual stock options grant program. In approving Dr. McGraw's compensation, the Committee took into account (i) Dr. McGraw's past performance as President, Chief Executive Officer and Chairman of the Board of the Company, (ii) the scope of Dr. McGraw's responsibilities, and (iii) the Board's assessment of the Company's achievement of its performance objectives.

FEDERAL TAX CONSIDERATIONS

    Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

    The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The

Compensation Committee intends to continue to evaluate the effects of the statute and any applicable Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

CONCLUSION

    A significant portion of the Company's compensation program and Dr. McGraw's compensation are contingent on Company performance and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

COMPENSATION COMMITTEE
Stanley T. Crooke, M.D., Ph.D.
Raju Kucherlapati, Ph.D.
Arthur M. Pappas

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    Our Audit Committee was established on March 30, 1999 and adopted its Audit Committee charter on June 16, 2000. During the fiscal year ended June 30, 2001, the Audit Committee of the Board of Directors was comprised of Messrs. Enright, McDade and Pappas.

    Each member of the Audit Committee is required to be "independent" within the meaning of the Nasdaq National Market rules and the SEC rules. The Nasdaq rules set forth specific circumstances under which a director will not be considered "independent," including when a director is a partner in a for-profit business organization to which the Company made payments that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is greater, in any of the past three years. In connection with the December 2000 private placement of our Series A Convertible Redeemable Preferred Stock we paid cash compensation and issued a warrant to purchase shares of our Common Stock, exercisable at $10.25 per share, to Diaz & Altschul Group, LLC, in consideration for its services as a financial advisor and placement agent. The total value of that compensation exceeded 5% of both our and Diaz & Altschul Group, LLC's consolidated gross revenues for that year. Mr. Enright, one of our directors and a member of the Audit Committee, is a managing member of Diaz & Altschul Group, LLC.

    The Nasdaq rules also provide that we may, under exceptional and limited circumstances, appoint one non-independent director serve on the Audit Committee. We believe that it is in our best interests and those of our stockholders to have Mr. Enright serve on the Audit Committee, due to his expertise in business and accounting and his thorough knowledge of the Company and its operations. Also, in order to eliminate any perceived conflict of interest relating to Mr. Enright's Nasdaq non-independence, he did not participate in the Series A negotiations between our Company and Diaz & Altschul Group, LLC, he abstained from all votes taken by our Board of Directors regarding the Series A financing and the payment of the fee to Diaz & Altschul Group, LLC, and furthermore agreed with that organization that he would receive no part of the cash fee.

    Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. The following is the Audit Committee's report submitted to the Board of Directors for the fiscal year ended June 30, 2001.

    The Audit Committee has:

    •
    reviewed and discussed the Company's audited financial statements with management and the independent auditors;

    •
    discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and

    •
    received from Ernst & Young LLP the written disclosures and the letter regarding their independence as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed the auditors' independence with them.

    In addition, based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Patrick G. Enright
Mark McDade
Arthur M. Pappas

PERFORMANCE MEASUREMENT COMPARISON2

    The following graph shows the total stockholder return of an investment of $100 in cash on September 15, 1997 for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market-U.S. Index (the "Nasdaq Stock Market-U.S.") and (iii) the Nasdaq Pharmaceutical Index (the "Nasdaq Pharmaceutical"). All values assume reinvestment of the full amount of all dividends and are calculated as of September 30, 2001:

COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT

	1997			1998				1999
	09/15	09/30	12/31	03/31	06/30	09/30	12/31	03/31	06/30	09/30	12/31
Valentis	100.0	137.5	118.8	77.1	63.5	42.7	42.7	34.4	31.8	42.2	75.0
NASDAQ Composite Index	100.0	103.1	96.1	112.3	115.9	103.6	134.1	150.6	164.3	168.0	248.9
NASDAQ Biotech Index	100.0	104.7	92.8	103.6	97.1	97.5	133.9	152.5	155.3	180.4	269.9
	2000				2001
	03/31	06/30	09/30	12/31	03/31	06/30	09/30
Valentis	94.8	97.9	68.8	59.4	42.2	52.1	25.0
NASDAQ Composite Index	279.7	242.6	224.6	151.1	112.6	132.1	91.7
NASDAQ Biotech Index	335.6	372.5	402.6	332.0	234.7	310.3	227.4

(2)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

    For further information about Valentis, Inc., please request a copy of our Annual Report on Form 10-K which we previously filed with the Securities & Exchange Commission, and is available free of charge. Please access via the Valentis website at www.valentis.com under the Investor Relations section, or send written requests to:

Valentis, Inc.
863A Mitten Rd.
Burlingame, CA 94010
Attn: Investor Relations

                      By Order of the Board of Directors

                      Alan C. Mendelson
                      Secretary

November 12, 2001

EXHIBIT A

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE
OF INCORPORATION OF
VALENTIS, INC.

    VALENTIS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

    FIRST:  The name of the Corporation is VALENTIS, INC. The name under which this corporation was originally incorporated is Megabios Merger Corporation.

    SECOND:  The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is August 12, 1997.

    THIRD:  The Board of Directors of the Corporation, acting in accordance with the provisions of Section 1241 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Amended and Restated Certificate of Incorporation as follows:

    Article IV, first paragraph, shall be amended and restated to read in its entirety as follows:

        "The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Seventy-Five Million (75,000,000) shares. Sixty-Five Million (65,000,000) shares shall be Common Stock, each having a par value of one tenth of one cent ($.001). Ten Million (10,000,000) shares shall be Preferred Stock, each having a par value of one tenth of one cent ($.001)."

    FOURTH:  Thereafter pursuant to a resolution of the Board of Directors this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

PROXY

VALENTIS, INC.
863A MITTEN ROAD
BURLINGAME, CALIFORNIA 94010
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

    The undersigned hereby appoints Bennet L. Weintraub and Benjamin McGraw, III, Pharm.D., or either of them, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Valentis, Inc. (the "Company") held of record by the undersigned on October 31, 2001 at the Annual Meeting of Stockholders to be held on December 13, 2001 and any adjournments thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

    PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Dear Stockholder:

    Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

    Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

    Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your prompt consideration of these matters.

Sincerely,

Valentis, Inc.

DETACH HERE

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

Management recommends a vote FOR the Nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1.
Election of Directors.

Nominee:	Benjamin F. McGraw, III, Pharm.D. FOR [ ] WITHHELD [ ]	Arthur M. Pappas FOR [ ] WITHHELD [ ]
2.
Approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock from 55 million to 75 million shares.

  FOR [  ]            AGAINST [  ]            ABSTAIN [  ]

3.
Ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 2002.

  FOR [  ]            AGAINST [  ]            ABSTAIN [  ]

4.
In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

  Mark here for address change and notification [  ]

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:	Date:	Signature:	Date:

QuickLinks

PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
PROPOSAL NO. 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BENEFICIAL OWNERSHIP
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICERS OF THE COMPANY
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
STOCK OPTION GRANTS AND EXERCISES
Option Grants in Fiscal Year Ended June 30, 2001
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
CERTAIN TRANSACTIONS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE MEASUREMENT COMPARISON2
COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT
OTHER MATTERS
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